                                                                   EXHIBIT 10.19

                             FIRST AMENDMENT TO LEASE


     Reference is made to a Lease dated July 10, 1985 by and between Simon D. Young as Trustee of Sandpy Realty Trust under a Declaration of Trust dated January 2, 1985, recorded with Bristol County North District Registry of Deeds in Book 2700, Page 276, as lessor and Wigs by Paula, Inc., as Lessee, pertaining to premises on Bristol Drive, Easton, Massachusetts.

     For valuable consideration paid said lease dated July 10, 1985, is hereby amended as follows:

     1. Paragraph 4(a) thereof, entitled "Fixed Rent" is amended so as to delete the reference to "Three Hundred Four Thousand Five Hundred ($304,500.00) Dollars" in the third and fourth lines thereof and substitute "Four Hundred Eighty Thousand ($480,000,000) Dollars.

     2. Paragraph 4(b)(iv) thereof is hereby deleted and the following new subparagraph substituted therefor:

          "The entire increased cost of Lessor's interest charges and other payments due under Industrial Revenue Bonds dated as of July 10, 1985 in the amount of $2,000,000.00, and $200,000 dated as of March 15, 1986, issued by the Town of Easton to finance the acquisition of the Leased Premises as provided in a Loan Agreement between said Town and Lessor ("the Loan Agreement") and an Indenture of Trust and Mortgage by and between Lessor, said Town, and Rockland Trust Company ("the Indenture"), also dated as of July 10, 1985 and supplemented as of March 15, 1986, that is, all interest and other charges under said bonds over and above the Tax Exempt Rate in effect on July 17, 1985. To the extent that said interest and other charges shall increase pursuant to the terms of said Bonds, the entire such increase shall be paid by the Lessee as additional rent".

     3. All references in said lease to the Loan Agreement and the Indenture shall be deemed to include both the original instruments dated July 10, 1985 and the Supplements thereto dated march 15, 1986.

     4. In all other aspects not inconsistent with the foregoing, said Lease dated July 10, 1985 shall remain in full force and effect in accordance with its terms.

     Executed under seal as of this 15th day of March, 1986.


Witness:                                SANDPY REALTY TRUST

/s/ Maureen T. Whalen                   By /s/ Simon D. Young, Trustee
- ---------------------------                ------------------------------
                                           Simon D. Young, Trustee

                                        WIGS BY PAULA, INC.


/s/ Caroline S. Taylor                  By /s/ Simon D. Young, President
- ---------------------------                ------------------------------
                                           Simon D. Young, President

     Rockland Trust Company hereby consents to the within First Amendment to Lease related to premises at 21 Bristol Drive, Easton, Massachusetts, owned by Sandpy Realty Trust and leased to Wigs by Pauls, Inc.


                                        ROCKLAND TRUST COMPANY


                                        By: /s/ John C. Hutch
                                            -----------------------------
                                             First Vice President